UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: February 15, 2022
(Date of earliest event reported)

EARTHSTONE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
(281) 298-4246
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ESTE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On February 15, 2022, Earthstone Energy, Inc. (“Earthstone” or the “Company”), Earthstone Energy Holdings, LLC, a subsidiary of the Company (“EEH” or the “Buyer”), Chisholm Energy Operating, LLC (“OpCo”) and Chisholm Energy Agent, Inc. (“Agent” and collectively with OpCo, “Chisholm”), collectively as seller, consummated the transactions contemplated in the Purchase and Sale Agreement dated December 15, 2021 by and among Earthstone, EEH and Chisholm (the “Purchase Agreement”) that was previously reported on Form 8-K filed on December 17, 2021 with the Securities and Exchange Commission (“SEC”). At the closing of the Purchase Agreement, among other things, EEH acquired (the “Chisholm Acquisition”) interests in oil and gas leases and related property of Chisholm located in Lea County and Eddy County, New Mexico, for a purchase price (the “Purchase Price”) of approximately $314.7 million in cash, net of preliminary and customary purchase price adjustments and remains subject to final post-closing settlement between EEH and Chisholm, and 19,417,476 shares (the “Shares” and such issuance, the “Stock Issuance”) of Class A common stock, $0.001 par value per share, of Earthstone (the “Class A Common Stock”). At the closing of the Chisholm Acquisition, 4,441,748 of the Shares (the “Escrow Shares”) were deposited in a stock escrow account for indemnity obligations and 14,975,728 of the Shares (the “Closing Shares”) were issued to Chisholm.

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreements

On February 15, 2022, in connection with the closing of the Purchase Agreement, Earthstone, OpCo and Chisholm Energy Holdings, LLC (“Holdings”) entered into a registration rights agreement (the “Registration Rights Agreement”) relating to the Shares. The Registration Rights Agreement provides that, within 45 days after the closing date of the Chisholm Acquisition, Earthstone will prepare and file a registration statement to permit the public resale of the Shares. Earthstone shall cause the registration statement to be continuously effective from and after the date it is first declared or becomes effective until the earlier of (i) all such shares of Class A Common Stock have been disposed of in the manner set forth in the registration statement or under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), until the distribution of the Class A Common Stock does not require registration under the Securities Act, or until there are no longer any such registrable shares of Class A Common Stock issued in connection with the Chisholm Acquisition outstanding or (ii) three years after the closing of the Chisholm Acquisition, subject to certain permitted extensions.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the terms of the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Lock-Up Agreement

In connection with the closing of the Purchase Agreement, Earthstone entered into a customary lock-up agreement (the “Lock-up Agreement”) on January 15, 2022 with Holdings and certain direct and indirect equity holders of Holdings providing that such holders will not transfer 14,905,352 of the Closing Shares (the "Lock-up Shares") for 60 days after the closing of the Chisholm Acquisition. Sixty days after the closing of Chisholm Acquisition, 8.6% of the Lock-up Shares may be transferred; ninety days after the closing of the Chisholm Acquisition, an additional 41.4% of the Lock-up Shares may be transferred; and one hundred twenty days after the closing of the Chisholm Acquisition, the remaining 50% of the Lock-up Shares may be transferred.

The foregoing description of the Lock-up Agreement is qualified in its entirety by the terms of the Form of Lock-up Agreement attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Amended and Restated Voting Agreement

In connection with the closing of the Purchase Agreement, on February 15, 2022, Warburg Pincus Private Equity (E&P) XI – A, L.P., Warburg Pincus XI (E&P) Partners – A, L.P., WP IRH Holdings, L.P., Warburg Pincus XI (E&P) Partners – B IRH, LLC, Warburg Pincus Energy (E&P)-A, LP, Warburg Pincus Energy (E&P) Partners-A, LP, Warburg Pincus Energy (E&P) Partners-B IRH, LLC, WP Energy Partners IRH Holdings, L.P., and WP Energy IRH Holdings, L.P., WP Energy Chisholm Holdings, L.P., WP Energy Partners Chisholm Holdings, L.P., Warburg Pincus Energy (E&P) Partners-B Chisholm, LLC, Warburg Pincus Private Equity (E&P) XII (A), L.P., WP XII Chisholm Holdings, L.P., Warburg Pincus XII (E&P) Partners-2 Chisholm, LLC, Warburg Pincus Private Equity (E&P) XII-D (A), L.P., Warburg Pincus Private Equity (E&P) XII-E (A), L.P., Warburg Pincus XII (E&P) Partners-1, L.P., and WP XII (E&P) Partners (A), L.P. ( collectively, the “Warburg Parties”), EnCap Investments L.P. (“EnCap”) and Earthstone entered into an amended and restated voting agreement (the “AR Voting Agreement”) which amends and restates that certain voting agreement dated January 7, 2021 (the “Voting Agreement”), by and among Warburg Pincus Private Equity (E&P) XI – A, L.P., Warburg Pincus XI (E&P) Partners – A, L.P., WP IRH Holdings, L.P., Warburg Pincus XI (E&P) Partners – B IRH, LLC, Warburg Pincus Energy (E&P)-A, LP, Warburg Pincus Energy (E&P) Partners-A, LP, Warburg Pincus Energy (E&P) Partners-B IRH, LLC, WP Energy Partners IRH Holdings, L.P., and WP Energy IRH Holdings, L.P., EnCap and Earthstone. The AR Voting Agreement provides that the shares of Class A Common Stock received by any Warburg Parties at the closing of the Purchase Agreement will be included in the Voting Agreement. The Warburg Parties will continue to have the right to appoint one director to the Board of Directors (the “Board”) of Earthstone, subject to the terms and conditions of the AR Voting Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 15, 2022, pursuant to the closing of the Purchase Agreement, among other things, EEH completed the Chisholm Acquisition for cash consideration of approximately $314.7 million, net of preliminary and customary purchase price adjustments and remains subject to final post-closing settlement between EEH and Chisholm, and 19,417,476 shares of Class A Common Stock, as described above.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Chisholm Acquisition and the Shares in Item 2.01 above is incorporated in this Item 3.02 by reference.

The shares of Class A Common Stock issued pursuant to the Purchase Agreement were issued in reliance on an exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and/or other exemptions thereunder, as promulgated by the SEC under the Securities Act. Earthstone relied upon representations, warranties, certifications and agreements of Chisholm and Holdings (as applicable) in support of the satisfaction of the conditions contained in Section 4(a)(2) of the Securities Act or Regulation D under the Securities Act.

Item 7.01 Regulation FD Disclosure.

On February 16, 2022, the Company issued a press release announcing the consummation of the transactions contemplated in the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

On February 16, 2022, the Company posted to its website a company presentation (the “Presentation Materials”) that management intends to use from time to time. The Company may use the Presentation Materials, possibly with modifications, in presentations to current and potential investors, lenders, creditors, vendors, customers and others with an interest in the Company and its business.

The information contained in the Presentation Materials is summary information that should be considered in the context of the Company’s filings with the SEC and other public announcements that the Company may make by press release or otherwise from time to time. The Presentation Materials speak as of the date of this Current Report on Form 8-K. While the Company may elect to update the Presentation Materials in the future or reflect events and circumstances occurring or existing after the date of this Current Report on Form 8-K, the Company specifically disclaims any obligation to do so. The Presentation Materials are furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1 and Exhibit 99.2, that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this Item 9.01 and Regulation S-X will be filed by an amendment to this Form 8-K. The amendment will be filed with the SEC no later than 71 calendar days after the date this Form 8-K is required to be filed with the SEC.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01 and Regulation S-X will be furnished by an amendment to this Form 8-K. The amendment will be filed with the SEC no later than 71 calendar days after the date this Form 8-K is required to be filed with the SEC.

(d) Exhibits.
The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
2.1*
Purchase and Sale Agreement dated December 15, 2021, by and between Chisholm Energy Operating, LLC and Chisholm Energy Agent, Inc., as Seller, and Earthstone Energy, Inc. and Earthstone Energy Holdings, LLC, as Buyer (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant with the SEC on December 17, 2021).

10.1	Registration Rights Agreement dated February 15, 2022 by and among Earthstone Energy, Inc., Chisholm Energy Operating, LLC, and Chisholm Energy Holdings, LLC.
10.2	Form of Lock-up Agreement.
10.3
Amended and Restated Voting Agreement dated February 15, 2022, by and among Earthstone Energy, Inc., EnCap Investments L.P., Warburg Pincus Private Equity (E&P) XI – A, L.P., Warburg Pincus XI (E&P) Partners – A, L.P., WP IRH Holdings, L.P., Warburg Pincus XI (E&P) Partners – B IRH, LLC, Warburg Pincus Energy (E&P)-A, LP, Warburg Pincus Energy (E&P) Partners-A, LP, Warburg Pincus Energy (E&P) Partners-B IRH, LLC, WP Energy Partners IRH Holdings, L.P., and WP Energy IRH Holdings, L.P., WP Energy Chisholm Holdings, L.P., WP Energy Partners Chisholm Holdings, L.P., Warburg Pincus Energy (E&P) Partners-B Chisholm, LLC, Warburg Pincus Private Equity (E&P) XII (A), L.P., WP XII Chisholm Holdings, L.P., Warburg Pincus XII (E&P) Partners-2 Chisholm, LLC, Warburg Pincus Private Equity (E&P) XII-D (A), L.P., Warburg Pincus Private Equity (E&P) XII-E (A), L.P., Warburg Pincus XII (E&P) Partners-1, L.P., and WP XII (E&P) Partners (A), L.P.

99.1	Press Release dated February 16, 2022.
99.2	Presentation Materials dated February 16, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date:	February 18, 2022	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration